Exhibit 99.1

DANAHER CORPORATION REPORTS RECORD FOURTH QUARTER AND 2005 RESULTS

WASHINGTON, D.C., January 26, 2006 — Danaher Corporation (NYSE:DHR) today announced results for the fourth quarter and year ended December 31, 2005. Net earnings for the fourth quarter of 2005 were $261.6 million, or $0.81 per diluted share, a 20% increase compared with $217.7 million, or $0.67 per diluted share for the fourth quarter of 2004. Sales for the 2005 fourth quarter were $2,263.8 million compared to $1,979.6 million for the fourth quarter of 2004, an increase of 14.5%.

Net earnings for the full year 2005 including the effect of certain gains on the sale of real estate and other assets of $0.03 per share were $907.7 million, or $2.79 per diluted share, a 21.5% increase, compared with $746.0 million, or $2.30 per diluted share for 2004 which included approximately $0.02 per share of gains on the sale of real estate. Sales for 2005 were $7,984.7 million compared to $6,889.3 million in 2004, an increase of 16%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to once again report record fourth quarter and full year results. For the quarter, growth from existing businesses, also known as core revenues increased 5.5%. Operating cash flow for the year was a record $1.2 billion, representing a 16.5% increase over 2004. Our record performance throughout 2005 and our strong finish to the year give us confidence in our ability to deliver excellent results in 2006.”

Danaher Corporation is a leading manufacturer, specializing in Professional Instrumentation, Industrial Technologies and Tools and Components. (www.danaher.com)

Statements in this release that are not strictly historical, including statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, litigation and other contingent liabilities, the Company’s ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic conditions in the end-markets the Company sells into, the Company’s ability to expand its business in new geographic markets, commodity costs and surcharges, competition, market demand for new products, currency exchange rates, the integration of acquired businesses, changes in the market for acquisitions and divestitures, regulatory approvals and the Company’s ability to consummate announced acquisitions, and general economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings. These forward-looking statements speak only as of the date of this release and the Company disclaims any duty to update any forward-looking statement.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	12/31/05	12/31/04	12/31/05	12/31/04
Sales	$2,263,754	$1,979,580	$7,984,704	$6,889,301
Cost of sales	1,291,397	1,143,878	4,539,689	3,996,636
Selling, general and administrative expenses	606,299	521,739	2,175,751	1,795,673
Gain on sale of real estate and other assets	(1,570)	(2,041)	(10,904)	(8,141)

Total operating expenses	1,896,126	1,663,576	6,704,536	5,784,168

Operating profit	367,628	316,004	1,280,168	1,105,133
Interest expense	(9,427)	(14,199)	(44,933)	(54,984)
Interest income	2,658	2,711	14,707	7,568

Earnings before income taxes	360,859	304,516	1,249,942	1,057,717
Income taxes	99,236	86,786	342,222	311,717

Net earnings	$261,623	$217,730	$907,720	$746,000

Basic net earnings per share	$0.85	$0.70	$2.94	$2.41

Diluted net earnings per share	$0.81	$0.67	$2.79	$2.30

Average common stock and common equivalent shares outstanding:
Basic	306,510	309,498	308,905	308,964
Diluted	325,197	329,083	327,983	327,701

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of December 31
	2005	2004
ASSETS

Current assets:
Cash and equivalents	$315,551	$609,115
Trade accounts receivable, less allowance for doubtful accounts of $91,115 and $78,423	1,407,858	1,231,065
Inventories	825,263	703,996
Prepaid expenses and other current assets	396,347	374,514

Total current assets	2,945,019	2,918,690
Property, plant and equipment, net	748,172	752,966
Other assets	160,780	91,705
Goodwill	4,474,991	3,970,269
Other intangible assets, net	834,147	760,263

	$9,163,109	$8,493,893

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and current portion of long-term debt	$183,951	$424,763
Trade accounts payable	782,854	612,066
Accrued expenses	1,291,861	1,165,457

Total current liabilities	2,258,666	2,202,286
Other liabilities	956,402	746,390
Long-term debt	857,771	925,535
Stockholders’ equity:
Common stock, one cent par value; 1,000,000 shares authorized; 338,547 and 336,946 issued; 305,571 and 308,920 outstanding	3,385	3,369
Additional paid-in capital	861,875	1,052,154
Accumulated other comprehensive income (loss)	(109,279)	116,037
Retained earnings	4,334,289	3,448,122

Total stockholders’ equity	5,090,270	4,619,682

	$9,163,109	$8,493,893

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	12/31/05	12/31/04
Cash flows from operating activities:
Net earnings from operations	$907,720	$746,000
Depreciation and amortization	176,972	156,128
Change in trade accounts receivable, net	(66,611)	(110,007)
Change in inventories	(22,478)	65,528
Change in accounts payable	138,144	65,315
Change in accrued expenses and other liabilities	108,685	135,616
Change in prepaid expenses and other assets	(38,631)	(25,364)

Total operating cash flows	1,203,801	1,033,216

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(121,206)	(115,906)
Proceeds from disposals of property, plant and equipment	18,783	30,894
Cash paid for acquisitions	(885,083)	(1,591,719)
Proceeds from divestitures	22,100	43,100

Net cash used in investing activities	(965,406)	(1,633,631)

Cash flows from financing activities:
Proceeds from issuance of common stock	59,931	45,957
Dividends paid	(21,553)	(17,731)
Proceeds from debt borrowings	355,745	130,000
Purchase of treasury stock	(257,696)	—
Debt repayments	(647,987)	(196,281)

Net cash used in financing activities	(511,560)	(38,055)

Effect of exchange rate changes on cash	(20,399)	17,429

Net change in cash and equivalents	(293,564)	(621,041)
Beginning balance of cash and equivalents	609,115	1,230,156

Ending balance of cash and equivalents	$315,551	$609,115

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION (in thousands)

2005 Segment Operating Results

	Quarter Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Sales
Professional Instrumentation	1,170,167	946,839	3,782,109	2,963,549
Industrial Technologies	744,354	687,237	2,908,141	2,619,495
Tools and Components	349,233	345,504	1,294,454	1,306,257

	2,263,754	1,979,580	7,984,704	6,889,301

	Quarter Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Operating Profit
Professional Instrumentation	206,869	174,645	676,994	554,453
Industrial Technologies	121,163	102,467	441,899	383,073
Tools and Components	50,949	48,976	199,289	198,251
Other	(11,353)	(10,084)	(38,014)	(30,644)

	367,628	316,004	1,280,168	1,105,133

Operating Margins
Professional Instrumentation	17.7%	18.4%	17.9%	18.7%
Industrial Technologies	16.3%	14.9%	15.2%	14.6%
Tools and Components	14.6%	14.2%	15.4%	15.2%

Total	16.2%	16.0%	16.0%	16.0%

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

Three Months and Year Ended December 31, 2005

	Three Months Ended			Years Ended
	December 31, 2005	December 31, 2004	% Change	December 31, 2005	December 31, 2004	% Change
Net earnings before unusual items	$260,485	$216,271	20.4%	$896,487	$740,258	21.1%

Included in gains (losses) on sales of real estate and other assets, net:
Pre-tax loss on operations of disposed SED business		—		(1,300)	—
Pre-tax loss on impairment of minority investment		—		(5,085)	—
Pre-tax gain on sale of shares of Leica Geosystems		—		1,808	—
Pre-tax gain on retained debt and equity interest on previously sold business	—	—		5,270	—
Pre-tax gain on sale of business		—		4,571
Other pre-tax gains (loss) on sale of real estate & other non-operational assets	1,570	2,041		5,640	8,141

	1,570	2,041		10,904	8,141

Included in interest income:
Pre-tax interest benefit on interest collected related to retained debt interest	—	—		4,600	—

Income Tax Impact:
Income tax impact on above gains (losses)	(432)	(582)		(4,271)	(2,399)

Net earnings per GAAP	$261,623	$217,730	20.2%	$907,720	$746,000	21.7%

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.